Exhibit 99.1

STERIS plc Announces Outlook for the Full Year Fiscal 2016

●    Revenue Growth of 21% - 22%

●    Adjusted Earnings Per Diluted Share in the range of $3.48 - $3.55

●    Management Conference Call at 9:00 am ET

LEICESTER, U.K. - December 22, 2015 – STERIS plc (NYSE: STE) (“STERIS” or the “Company”) announced today its outlook for revenue and adjusted earnings per share for fiscal 2016. This outlook reflects the anticipated results of the combination of STERIS Corporation and Synergy Health plc (“Synergy”), which closed on November 2, 2015 (the “Combination”). STERIS also announced today that the combined business would be comprised of four reporting business segments.

“We have put a process and series of teams in place to lead the integration of our two companies,” said Walt Rosebrough, President and CEO of STERIS. “While still in the early days, our integration efforts are progressing as anticipated, and we are excited about what we can achieve together. Our outlook for this fiscal year reflects solid underlying performance from both businesses, as well as the benefit of a partial year of cost synergies from our combination and recent tax legislation. We have a lot of work to do, but our shared values and cultures, which include a clear passion for our Customers and the patients they ultimately serve, is the underlying foundation to successfully bring our businesses together.”

New Business Segments

Beginning in the third quarter of fiscal 2016, STERIS will report four business segments, summarized as follows:

•	Healthcare Products – Infection prevention and procedural solutions for healthcare providers worldwide, including capital equipment and related maintenance and installation services, as well as consumables.

•	Healthcare Specialty Services – A range of specialty services for healthcare providers including hospital sterilization services, instrument and scope repairs, and linen management.

•	Applied Sterilization Technologies - Contract sterilization and laboratory services for medical device manufacturers, pharmaceutical Customers and others.

•	Life Sciences - Capital equipment and consumable products, and equipment maintenance and specialty services, for pharmaceutical manufactures and research institutions worldwide.

Full Year Fiscal 2016 Outlook

For the full fiscal year, STERIS anticipates combined revenue growth of 21%-22% when compared to STERIS Corporation’s full year fiscal 2015 stand-alone revenue of $1.85 billion. Adjusted earnings per diluted share are anticipated to be in the range of $3.48 to $3.55. The Company anticipates an adjusted effective tax rate of approximately 27.5% for fiscal 2016. Free cash flow is anticipated to be approximately $155 million, reflecting about $45 million in acquisition related expenses and approximately $135 million in capital expenditures.

The outlook provided above includes three months impact of the R&D tax extenders and medical device tax legislation passed last week. The outlook also reflects the forward rates for currencies as of November 30, 2015. The currencies used include the U.S. dollar, Mexican peso, Canadian dollar, Euro and the British pound sterling. The Company has assumed a weighted average of 71.2 million diluted shares outstanding in its calculations of full year fiscal 2016 adjusted earnings per share. In the fourth quarter of fiscal 2016, the weighted average diluted shares outstanding are estimated to be approximately 86.5 million.

Conference Call

The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1- 800-369-8428 in the United States and Canada, or 1-773-799-3378 internationally, then referencing the password “STERIS”. For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern Time today either over the Internet at www.steris-ir.com or via phone by calling 1-800-839-2347 in the United States and Canada, and 1-402-998-0556 internationally. PowerPoint slides used during the conference call will be available through the webcast and also on steris-ir.com.

Non-GAAP Financial Measures

Adjusted earnings per diluted share and free cash flow are non-GAAP measures that may be used from time to time and should not be considered replacements for GAAP results. Non-GAAP financial measures are presented in this release with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. The Company believes that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures, provides a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure.

Adjusted earnings per diluted share excludes the amortization of intangible assets acquired in business combinations, acquisition-related transaction costs, integration costs related to acquisitions, and certain other unusual or non-recurring items. STERIS believes adjusted earnings per diluted share is useful because it excludes items that may not be indicative of or are unrelated to our core operating results and provides a baseline for analyzing trends in our underlying businesses.

The Company defines free cash flow as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net capital expenditures, plus proceeds from the sale or property, plant, equipment, and intangibles. STERIS believes that free cash flow is a useful measure of the Company’s ability to fund future principal debt repayments and growth outside of core operations, pay cash dividends, and repurchase ordinary shares.

Due to the forward-looking nature of the forecasted combined adjusted earnings and free cash flow guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items, the impact of fair value adjustments, and their related tax treatment for future periods. It is important to note that the non-GAAP financial measures used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

About STERIS

STERIS’s mission is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. For more information, visit www.steris.com.

Investor Contact:

Julie Winter, Director, Investor Relations

Julie_Winter@steris.com

440 392 7245

Media Contact:

Stephen Norton, Senior Director, Corporate Communications

Stephen_Norton@steris.com

440 392 7482

Forward-Looking Statements

This release and the conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date specified in this release and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS’s, STERIS Corporation’s and Synergy’s other securities filings, including Item 1A of STERIS Corporation’s Annual Report on Form 10-K for the year ended March 31, 2015 and in Synergy’s annual report and accounts for the year ended 29 March 2015 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the press release or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) STERIS’s ability to meet expectations regarding the accounting and tax treatments of the Combination, (b) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the Combination within the expected time-frames or at all and to successfully integrate Synergy’s operations with those of STERIS Corporation, (c) the integration of Synergy’s operations with those of STERIS Corporation being more difficult, time-consuming or costly than expected, (d) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (e) the retention of certain key employees of Synergy being difficult, (f) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, (g) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (h) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (i) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s performance, results, prospects or value, (j) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (k) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (l) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in STERIS Corporation’s Form 10-K for the year ended March 31, 2015 and Synergy’s annual report and accounts for the year ended 29 March 2015 and other securities filings, may adversely impact STERIS’s performance, results, prospects or value, (m) the possibility that anticipated financial results or benefits of recent acquisitions, including the Combination, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated and (n) the effects of the contractions in credit availability, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets when needed.